EXHIBIT 10.133

LOAN GUARANTY AGREEMENT

THIS LOAN GUARANTY AGREEMENT (the "Guaranty Agreement"), is made as of the 29th day of September, 2006, by STANLEY E. THOMAS and THOMAS ENTERPRISES, INC.  (collectively, "Guarantor") to IA Orlando Sand, L.L.C., a Delaware limited liability company (referred to herein as "Lender").

W I T N E S S E T H:

WHEREAS, Fourth Quarter Properties 124, LLC, a Georgia limited liability company (the “Borrower”), has requested from Lender a loan in the principal amount of Forty One Million Four Hundred Seventy Seven Thousand Sixty Two and 84/100 Dollars ($41,477,062.84) (the "Loan") for the purpose of providing acquisition funding for that certain real estate located in the County of Orange, State of Florida, described on Exhibit "A" attached hereto and made a part hereof (the "Property"), and it will be of substantial economic benefit to the Guarantor for the Borrower to issue the Note and borrow the principal evidenced thereby, Guarantor expecting to receive, directly or indirectly, economic benefit from Borrower's acquisition and construction of the Property; and

WHEREAS, the Loan is to be evidenced by that certain Promissory Note dated as of even date herewith (the "Note") in the principal amount of the Loan executed by Borrower and payable to the order of Lender and is to be secured by, inter alia, that certain First Mortgage and Security Agreement (the "Mortgage") from Borrower to Lender, as mortgagee, which will encumber the Property and by certain other documents (the Note, the Mortgage and such other documents, as the same may from time to time be amended, being collectively referred to herein as the "Loan Documents"); and

WHEREAS, Lender is willing to extend the Loan only on the condition that Guarantor, irrevocably and unconditionally, fully guarantees to Lender the full and prompt payment when due of all principal, interest, default interest, late charges, fees, premiums and all other sums from time to time outstanding under the Loan Documents and the performance by Borrower of Borrower's obligations to duly, promptly and completely observe, perform and discharge each and every obligation, covenant and agreement contained in the Loan Documents.  (All amounts from time to time outstanding under the Loan Documents, including, without limitation, principal, interest, default interest, late charges, fees, premiums and all other sums from time to time outstanding under the Loan Documents, are sometimes collectively referred to herein as the "Indebtedness"); and

WHEREAS, Guarantor is willing to irrevocably and unconditionally, fully guarantee the Indebtedness.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

1.

Guarantor hereby irrevocably, absolutely and unconditionally, fully guarantees to Lender:  (a) the full and prompt payment when due, whether by lapse of time, declaration, acceleration or otherwise, and at all times thereafter, of  any and all of the Indebtedness and the prompt payment to Lender of all costs and expenses (including attorneys' fees and disbursements) incurred by Lender in collection of the Indebtedness or the enforcement of this Guaranty Agreement against Guarantor; (b) the performance by Borrower of Borrower's obligation to duly, promptly and completely observe, perform and discharge each and every obligation, covenant and agreement contained in the Loan Documents; (c) any and all claims which may arise related to environmental issues affecting the Property, whether now existing or hereafter arising, and whether or not affecting the Property from adjacent or off-site sources; and (d) any costs, expenses and/or claims related to the existence of any munitions and/or ordinance on or about the Property.  Guarantor agrees that if any of the Indebtedness is not paid according to the tenor thereof, whether by acceleration or otherwise, Guarantor shall immediately pay all of the Indebtedness as if the Indebtedness constituted the direct and primary obligation of Guarantor.  Guarantor further agrees that if any obligation, covenant or agreement contained in any of the Loan Documents is not observed, performed or discharged as required by such instrument, Guarantor shall, observe, perform or discharge such obligation, covenant or agreement in like manner as if the same constituted the direct and primary obligation of Guarantor.  Notwithstanding the satisfaction by Guarantor of any liability hereunder, Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan unless and until Lender has received full payment of all principal, interest and other sums payable under the Loan.  Guarantor understands and acknowledges that by virtue of this Guaranty it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding affecting Borrower, and, as an example and not by way of limitation, a subsequent modification of the Note or any of the other Loan Documents in any reorganization case concerning Borrower shall not affect the obligations of Guarantor hereunder.

2.

This Guaranty Agreement shall be in full force and effect continuously from the date hereof to and until the date (the "Termination Date") on which the Note is repaid in full and any continuing liability of Guarantor pursuant to Paragraphs 5 and 29 of this Guaranty Agreement has been satisfied, whereupon this Guaranty Agreement shall terminate.

3.

Guarantor grants Lender, in Lender's sole and absolute discretion and without notice to Guarantor, the power and authority to deal in any lawful manner with the Indebtedness and, without limiting the generality of the foregoing, further power and authority, from time to time:

(a)

to renew, compromise, extend, accelerate or otherwise change the time or place of payment of or to otherwise change the terms of the Indebtedness or of any document relating thereto;

(b)

to modify or to waive any of the terms of any agreement with Borrower pertaining to the Indebtedness;

(c)

to take and hold security for the payment of the Indebtedness, and to exchange, enforce, waive or release any such security;

(d)

to direct the order or manner of sale of any such security as Lender in its discretion may determine; and/or

(e)

to grant any indulgence, forbearance, waiver or release to Borrower.

The liability of Guarantor shall not be terminated, affected, impaired or reduced in any way by any action taken by Lender under the foregoing provisions or any other provision hereof or by any delay, failure or refusal of Lender to exercise any right or remedy Lender may have against Borrower or any other person, including other guarantors, if any, liable for all or any part of the obligations guaranteed herein by Guarantor.

4.

Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty Agreement or under the provisions of any of the Loan Documents.

5.

Satisfaction by Guarantor of any liability hereunder incident to a particular default under the Note or under any of the other Loan Documents shall not discharge Guarantor except for the default satisfied, it being the intent hereof that this Guaranty Agreement and the obligations of Guarantor hereunder shall be continuing and irrevocable until the Termination Date.  Further, if at any time all or any part of any payment received by Lender from Guarantor under or with respect to this Guaranty Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor), then Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by Lender, and Guarantor's obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to Lender had never been made.

6.

Guarantor hereby waives notice of acceptance of this Guaranty Agreement by Lender, and this Guaranty Agreement shall immediately be binding upon Guarantor.

7.

To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:  (a) any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of the Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (d) demand, presentment for payment, notice of non- payment, protest, notice of protest and all other notices of any kind, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Guarantor or of other guarantors or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as collateral or in connection with the Indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any or all of the subrogation rights, if any, of Guarantor, the right of Guarantor to proceed against Borrower or any other person for reimbursement, or both; (f) all duty or obligation on Lender's part to perfect, protect, retain or enforce any security for the payment of the Indebtedness; (g) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty Agreement; and (h) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, regardless of whether or not Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder.

8.

In addition to all liens and rights of setoff given to Lender by law against any property of Borrower or of Guarantor, Lender shall have a general lien on and security interest in and a right of setoff against all property of Guarantor now or hereafter in the physical possession of or on deposit with Lender, whether held in a general or special account, on deposit or for safekeeping or otherwise.  Each such lien, security interest and right of setoff may be enforced or exercised without demand upon or notice to Guarantor at any time following the failure of performance by Guarantor hereunder, shall continue in full force unless specifically waived or released by Lender in writing and shall not be deemed waived by any conduct of Lender, by any failure of Lender to exercise any such right of setoff or to enforce any such lien or security interest or by any neglect or delay in so doing.

9.

With or without notice to Guarantor, Lender, in Lender's sole discretion and at any time and from time to time and in such manner and upon such terms as Lender deems fit, may:  (a) apply any or all payments or recoveries from Borrower or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Lender may determine, to any indebtedness of Borrower to Lender, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; or (b) refund to Borrower any payment received by Lender upon the Indebtedness hereby guaranteed without affecting in any way Guarantor's obligation or liability hereunder for payment of the Indebtedness.  Any recovery realized from any other guarantor under any other instrument shall be first credited upon that portion of the Indebtedness which exceeds the maximum liability of Guarantor, if any, hereunder.

10.

The amount of Guarantor's liability and all rights, powers and remedies of Lender hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender by law or under the Loan Documents.  This Guaranty Agreement is in addition to and separate and apart from the guaranty of any other guarantor of the Indebtedness or of any other indebtedness or obligation.

11.

The liability of Guarantor under this Guaranty Agreement shall be an absolute, direct, immediate and unconditional guarantee of payment and not of collectibility.  The obligations of Guarantor hereunder are independent of the obligations of Borrower and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Borrower is joined therein or a separate action or actions are brought against Borrower.  Lender may maintain successive actions for other defaults continuing beyond any applicable cure period.  Lender's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions.  If Guarantor consists of two or more persons or entities, the obligations of each person or entity hereunder are joint and several obligations and Lender may maintain a separate action or actions against each, prosecute an action or actions against either or any of them without prosecuting an action or actions against the other or may prosecute an action or actions jointly against all persons and entities.  The death or dissolution of any Guarantor shall not terminate this Guaranty Agreement as to any surviving Guarantor, and shall not terminate this Guaranty Agreement as to the estate of any deceased Guarantor.

12.

In the event of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against or by the Borrower, or its beneficiary(ies), if any, or the inability of the Borrower or the beneficiary(ies) to pay debts as they mature, the Guarantor shall pay to Lender upon demand, the full amount which would be payable hereunder by the Guarantor as if all Indebtedness were then due and payable without regard as to whether or not any such events shall occur at a time when any of the Indebtedness may not then be due and payable. That upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor will not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Indemnitor or the collateral for the Loan by virtue of this Agreement or otherwise.

13.

Notwithstanding the fact that Borrower may be a trust, a corporation, a limited liability company, a joint venture or a partnership, Lender does not have to confirm or inquire into the powers of Borrower, its beneficiary(ies), its directors, officers, members, joint venturers, partners, associates or other agents acting or purporting to act on its behalf, Guarantor hereby representing that such powers exist, and monies in fact borrowed from Lender in connection with the Loan in the professed exercise of such powers shall be deemed to form a part of the liabilities guaranteed, even though the borrowing or obtaining of such monies is in excess of the powers of Borrower or of the beneficiary(ies), directors, officers, joint venturers, partners, associates or other agents thereof, or shall be in any way irregular or defective or informal.

14.

It is expressly understood that the obligations of Guarantor hereunder are an additional and cumulative benefit given to Lender for Lender's security and as an inducement for Lender to make the Loan and in order to induce any person or persons who may be and become the holder of the Note to accept the same.

15.

All payments hereunder shall be made in lawful money of the United States of America.  No delay in making demand on Guarantor for satisfaction of its liabilities hereunder shall prejudice Lender's rights to enforce such liabilities.

16.

Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will at the time of such delivery present the financial condition of Guarantor in all material respects.

17.

Guarantor shall pay to Lender, without demand, reasonable attorneys' fees and disbursements and all costs and other expenses which Lender expends or incurs in collecting or compromising the Indebtedness or in enforcing this Guaranty Agreement against Guarantor whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or Guarantor which in any way affect the exercise by Lender of its rights and remedies hereunder.  Until paid to Lender, such attorneys' fees, costs and expenses shall bear interest at the default rate of interest described in the Note.

18.

Any provision of this Guaranty Agreement which is unenforceable, invalid or contrary to law, or the inclusion of which would affect the validity, legality or enforcement of this Guaranty Agreement shall be of no effect, and in such case, all the remaining terms and provisions of this Guaranty Agreement shall subsist and shall be fully effective according to the terms of this Guaranty Agreement, the same as though any such provision had not been included herein.

19.

No provision of this Guaranty Agreement or right of Lender hereunder can be waived nor can Guarantor be released from Guarantor's obligations hereunder except by a writing duly executed by Lender.  This Guaranty Agreement may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing duly executed by Lender and Guarantor.

20.

When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa.  The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

21.

This Guaranty Agreement is a general guaranty agreement and is assignable with any and/or all of the Indebtedness which it guarantees and when so assigned, Guarantor shall be bound as above to the assignee(s) without in any manner affecting Guarantor's liability hereunder.  The delivery of the Note for value to any person shall, without more, constitute conclusive evidence of the acceptance hereof, and of the reliance hereon by each and every holder, from time to time, of the Note or any interest in the Indebtedness.

22.

The validity of this Guaranty Agreement and the obligations of Guarantor hereunder shall in no way be terminated, affected, impaired or reduced by reason of the conveyance, transfer, sale, assignment, exchange or lease of the Property, or any part thereof or any interest therein including the beneficial interest in any land trust, to any other person or by reason of the further encumbrancing of the Property or any part thereof (it being strictly understood, however, that the provisions of this paragraph are not deemed to be a waiver of any restrictions of such acts contained in the Loan Documents, or to constitute consent to any such acts).

23.

This Guaranty Agreement, and each and every part hereof, shall be binding upon the Guarantor, and each of them, jointly and severally, and upon the heirs, administrators, legal representatives, successors and assigns of each of the Guarantor, and shall inure to the pro rata benefit of each and every future holder of the Note or any interest in the Indebtedness.

24.

This Guaranty Agreement shall be construed for all purposes and enforced in accordance with the laws of the State of Florida.  Without limiting the right of the Lender to bring any action or proceeding against the undersigned or against property of the undersigned arising out of or relating to this Guaranty Agreement (an "Action") in the courts of other jurisdictions, the undersigned hereby irrevocably submit to the jurisdiction of any Florida state court sitting in Orange County, Florida or federal court sitting in the Middle District of Florida; and the undersigned hereby irrevocably agree that any Action may be heard and determined in any such state court or in either such federal court.  The undersigned hereby irrevocably waive any rights the undersigned may have to assert that such state courts or federal courts provide either an improper or inconvenient venue.  The undersigned hereby irrevocably waive, to the fullest extent possible, the defense or assertion of any inconvenient forum to the maintenance of any Action in any jurisdiction. The undersigned hereby irrevocably agrees that the summons and complaint or any process in any Action in any jurisdiction may be served on the undersigned by mailing to the address of the undersigned set forth herein or  by hand delivery to a person of suitable age and discretion at the undersigned's address set forth herein.  Such service will be complete on the date such process is so mailed or delivered, and the undersigned will  have thirty days from such completion of service in which to respond in the manner provided by law.  The undersigned may also be served in any other manner permitted by law, in which event the undersigned's time to respond shall be the time provided by law.  Each of the undersigned and Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty Agreement.

25.

Any notice request or demand to be given hereunder shall be in writing, and shall be deemed to have been given when personally delivered, deposited for delivery with an overnight courier service such as Federal Express, or placed in the United States mail, with proper registered or certified postage prepaid, return receipt requested, addressed to the party concerned at the address shown below and shall be effective the date of mailing:

To Lender:

IA Orlando Sand, L.L.C.

2901 Butterfield Road
Oak Brook, Illinois 60523
Attn:  Roberta Matlin

with a copy to:

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois  60523
Attn:  Robert Baum, Esq., General Counsel

To each Guarantor: Stanley E. Thomas 45 Ansley Drive Newnan, Georgia 30263 Thomas Enterprises, Inc. 45 Ansley Drive Newnan, Georgia 30263

provided, however, that each of the foregoing addresses for notice may be changed from time to time by notice given to the other party, in the manner herein provided for.

26.

This Guaranty Agreement shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.  This Guaranty Agreement may be executed in counterparts.

27.

Any non-recourse provisions contained in the Loan Documents are in no event to be construed as inconsistent with or contrary to the terms and provisions of this Guaranty Agreement and in the event of any inconsistency between said non-recourse provisions and the provisions of this Guaranty Agreement, the provisions of this Guaranty Agreement shall control.

28.

Notwithstanding any payments made by or for the account of the Guarantor pursuant to this Guaranty Agreement, Guarantor shall not be subrogated to any rights of Lender.  Guarantor hereby waives all rights of subrogation, indemnity, contribution, exoneration, reimbursement or other claim which Guarantor now or may hereafter have or claim against Borrower or any other person liable in any way with respect to the Indebtedness.

29.

Subject to all of the other terms and provisions of this Guaranty Agreement, in the event of default by Borrower under the Loan Documents and the institution of foreclosure proceedings and/or security enforcement proceedings by Lender pursuant to the Loan Documents as a result of that default, Guarantor shall continue to be liable to Lender for the payment to Lender of the amount, if any, by which the Indebtedness at the time of the foreclosure or security enforcement sale by Lender shall exceed the actual net cash received by Lender from any party in connection with such foreclosure or security enforcement sale.  The preceding sentence shall not in any event be construed to require Lender to refund to Guarantor any amounts which were paid by Guarantor pursuant to this Guaranty Agreement prior to the acceleration of the Indebtedness and which were properly due and payable by Guarantor at the time said payments were made.

30.

Pursuant to the terms of the Mortgage, Borrower must provide certain insurance coverages for the Property and other items in connection with the Loan.  If the Borrower fails to do so, Lender may, at its option, obtain such insurance at the expense of the Borrower.  The insurance purchased by Lender may, but need not, protect Borrower's interests.  The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Premises.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by the Mortgage.  If Lender purchases insurance for the Premises, Borrower will be responsible for the costs of that insurance, including interest as provided in the Mortgage and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The cost of the insurance shall be additional indebtedness evidenced by the Note and secured by the Loan Documents.  The cost of the insurance may be more than the cost of such insurance Borrower may be able to obtain on its own.

IN WITNESS WHEREOF, each of the individuals comprising Guarantor has executed this Agreement as of the day and year first above written in the presence of the Notary Public who has acknowledged their signatures as more fully set forth below.

/s/ Stanley E. Thomas

STANLEY E. THOMAS

THOMAS ENTERPRISES, INC.

By: /s/ Stanley E. Thomas

By:____________________

Name: Stanley E. Thomas_

Title: Manager__________

STATE OF _Georgia	)
):SS
COUNTY OF Coweta	)

I, Crystal Clark, a Notary Public in and for the County and State aforesaid, do hereby certify that Stan Thomas, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act.

Given under my hand notarial seal this 28 day of September, 2006.

My commission expires: 3/22/2010	/s/ Crystal Clark Notary Public

STATE OF Georgia	)
):SS
COUNTY OF Coweta	)

I, Crystal Clark_, a Notary Public in and for the County and State aforesaid, do hereby certify that Stanley Thomas_, personally known to me to be the __________ of ______________, the ______ of Thomas Enterprises, Inc., same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act.

Given under my hand notarial seal this 28 day of September, 2006.

My commission expires: 3/22/2010	/s/ Crystal Clark Notary Public

EXHIBIT A

From a 4”x4” concrete monument with a 2 inch brass disc stamped “RLS 1585 RLS 1819” at the Northwest corner of the Northwest 1/4 of Section 31, Township 23 South, Range 29 East, Orange County, Florida, run South 00 degrees 50 minutes 25 seconds East 160.01 feet along the West boundary of said Northwest 1/4 to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186” on the South right-of-way line of Sand Lake Road (State Road 482) as described and recorded in Official Records Book 235, Page 620, Public Records Of Orange County, Florida; thence run North 89 degrees 49 minutes 21 seconds East 1040.57 feet along said South right-of-way line to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP” for the POINT OF BEGINNING; thence continue North 89 degrees 49 minutes 21 seconds East 1049.97 feet along said South right-of-way line to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run North 00 degrees 50 minutes 25 seconds West 10.00 feet along said right-of-way line to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run North 89 degrees 49 minutes 21 seconds East 563.13 feet along the South right-of-way line of Sand Lake Road (State Road 482) as described and recorded in Official Records Book 223, Page 321, Public Records Of Orange County, Florida to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run North 00 degrees 11 minutes 03 seconds West 10.00 feet along said right-of-way line to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run North 89 degrees 32 minutes 07 seconds East 400.01 feet along said right-of-way line to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run South 00 degrees 11 minutes 03 seconds East 10.00 feet along said right-of-way line to a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186”; thence run North 89 degrees 32 minutes 07 seconds East 2066.31 feet along said right-of-way line to a point on a line parallel with and 200.00 feet West of, when measured at right angles to, the East boundary of the Northeast 1/4 of the aforesaid Section 31, said point being a 4”x4” concrete monument with disc stamped “LS1585 LS1819 LS3186; thence run South 00 degrees 14 minutes 20 seconds East 987.07 feet along said parallel line to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the Northeast corner of that certain parcel of land described and recorded in Official Records Book 6983, Pages 2167 through 2172 of the Public Records of Orange County, Florida; thence along the Northerly boundary of said parcel of land with the following courses and distances, run North 89 degrees 54 minutes 59 minutes West 1144.66 feet to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the beginning of a non-tangent curve, concave Northwesterly and having a radius of 1196.00 feet; thence from a tangent bearing of South 15 degrees 58 minutes 41 seconds West run Southwesterly 887.53 feet along the arc of said curve through a central angle of 42 degrees 31 minutes 05 seconds to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the end of said curve; thence run South 58 degrees 29 minutes 46 seconds West 136.16 feet along a line 50.00 feet Southeast of and parallel with, when measured at right angles to the Southeasterly boundary of that certain Orange County Sewer Line Easement described and recorded in Official Records Book 3400, Page 1743 and Official Records Book 3406, Page 1334 and Official Records Book 3403, Page 495, Public Records of Orange County, Florida to a 4”x4” concrete monument with disc stamped “JWG LB 1”; thence run North 89 degrees 54 minutes 59 seconds West 660.26 feet to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP”; thence leaving the aforesaid Northerly boundary, run North 00 degrees 11 minutes 03 seconds West 852.08 feet to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP” at the beginning of a non-tangent curve concave Southerly and having a radius of 700.00 feet; thence from a tangent bearing of North 66 degrees 28 minutes 35 seconds West run Westerly 347.68 feet along the arc of said curve through a central angle of 28 degrees 27 minutes 28 seconds to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP” at the end of said curve; thence run North 86 degrees 47 minutes 22 seconds West 220.59 feet; thence run South 82 degrees 51 minutes 29 seconds West 811.25 feet to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP” at the beginning of a non-tangent curve, concave Southwesterly and having a radius of 2100.00 feet; thence from a tangent bearing of North 04 degrees 01 minutes 10 seconds West run Northwesterly 939.70 feet along the arc of said curve through a central angle of 25 degrees 38 minutes 19 seconds to the Point of Beginning.

A-1

LESS AND EXCEPT:

From the Northeast corner of Section 31, Township 23 South, Range 29 East run South 00 degrees 14 minutes 20 seconds East 150.00 feet along the East boundary of the Northeast 1/4 of said Section 31 to a point on the south right-of-way line of State Road 482 (Sand Lake Road) as described in Official Records Book 223, Page 321 of the Public Records of Orange County, Florida; thence run South 89 degrees 32 minutes o7 seconds West 200.00; thence run South 00 degrees 14 minutes 20 seconds East 987.07 feet to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the Northeast corner of that certain parcel of land described and recorded in Official Records Book 6983, Pages 2167 through 2172 of the Public Records of Orange County, Florida; thence along the Northerly boundary of said parcel of land with the following courses and distances, run North 89 degrees 54 minutes 59 minutes West 1144.66 feet to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the beginning of a non-tangent curve, concave Northwesterly and having a radius of 1196.00 feet; thence from a tangent bearing of South 15 degrees 58 minutes 41 seconds West run Southwesterly 887.53 feet along the arc of said curve through a central angel of 42 degrees 31 minutes 05 seconds to a 4”x4” concrete monument with disc stamped “JWG LB 1” at the end of said curve; thence run South 58 degrees 29 minutes 46 seconds West 136.16 feet along a line 50.00 feet Southeast of and parallel with, when measured at right angles to the Southeasterly boundary of that certain Orange County Sewer Line Easement described and recorded in Official Records Book 3400, Page 1743 and Official Records Book 3406, Page 1334 and Official Records Book 3403, Page 495, Public Records of Orange County, Florida to a 4”x4” concrete monument with disc stamped “JWG LB 1”; thence run North 89 degrees 54 minutes 59 seconds West 169.47 feet to the POINT OF BEGINNING; thence run North 89 degrees 54 minutes 59 seconds West 490.79 feet to a 4”x4” concrete monument with disc stamped “JWG LB1 PRM PCP”; thence leaving the aforesaid Northerly boundary, run North 00 degrees 11 minutes 03 seconds West 722.82 feet; thence run South 72 degrees 24 minutes 46 seconds East 213.71 feet to the beginning of a non-tangent curve concave Southwesterly and having a radius of 679.60 feet; thence from a tangent bearing of South 72 degrees 48 minutes 40 seconds East run Southeasterly 288.19 feet along the arc of said curve through a central angle of 24 degrees 17 minutes 49 seconds to the end of said curve and the beginning of a non-tangent curve concave Southwesterly and having a radius of 508.17 feet; thence from a tangent bearing of South 45 degrees 29 minutes 25 seconds East run Southeasterly 250.01 feet along the arc of said curve through a central angle of 28 degrees 11 minutes 19 seconds to the end of said curve and the beginning of a non-tangent curve concave Northwesterly and having a radius of 285.52 feet; thence from a tangent bearing of South 17 degrees 58 minutes 40 seconds East run Southwesterly 339.86 feet along the arc of said curve through a central angle of 68 degrees 11 minutes 58 seconds to the end of said curve and the Point of Beginning.

CONTAINING:  7.860 acres, more or less.

A-2